Exhibit 99.1

September 14, 2016 11:05 ET

CEN Biotech Inc. Notice to Shareholders

LAKESHORE, ON--(Marketwired - Sep 14, 2016) -  Bill Chaaban, President & CEO of CEN Biotech Inc., a specialty pharmaceutical company, provides the following Shareholder Update:

On September 13, 2016, the unauthorized and potentially illegal trading of our company stock took place under the ticker CENBF. Although we applied for our ticker symbol, it should not have been issued without a successful 15c211 filing or the completion of our s-1.

IT IS IMPORTANT TO CLARIFY that CEN Biotech Inc. did NOT authorize, acquiesce, or take part in the sale, transfer or hypothecation of our company shares which are currently deemed an unregistered security.

As our shareholders know based on a prior press release, our 15c211 was not approved by the Securities and Exchange Commission. As such, we are seeking to file an s-1 to register our company's securities.

To date, the s-1 has NOT been filed with the SEC, thus CEN shares are presently unregistered and any sale of an unregistered security violates the mandatory registration requirements of Section 5 of the Securities Act of 1933. It is currently being reviewed by our legal counsel.

We urge our shareholders to refrain from buying or selling CEN shares until such shares are registered under the S-1. Thank you for your attention to this extremely important matter.